                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF FOSSIL, INC.
                             AS OF DECEMBER 30, 2000


                                                  PLACE                                              PERCENT
NAME OF SUBSIDIARY                           OF INCORPORATION       PARENT COMPANY                  OWNERSHIP
------------------------------------------------------------------------------------------------------------------

Fossil Intermediate, Inc.                     Delaware              Fossil, Inc.                        100

Fossil Stores I, Inc.                         Delaware              Fossil, Inc.                        100

Intermediate Leasing, Inc.                    Delaware              Fossil, Inc.                        100

Arrow Merchandising, Inc.                     Texas                 Fossil, Inc.                        100

Fossil (East) Limited                         Hong Kong             Fossil, Inc.                        100

Fossil Europe B.V.                            The Netherlands       Fossil, Inc.                        100

Fossil Japan, K.K.                            Japan                 Fossil, Inc.                         81

SII Marketing International, Inc.             Delaware              Fossil, Inc.                         20

Fossil Trust                                  Delaware              Fossil Intermediate, Inc.           100

Fossil Stores II, Inc.                        Delaware              Fossil Stores I, Inc.               100

Newtime, Ltd.                                 Hong Kong             Fossil (East) Limited               100

Pulse Time Center Company, Ltd.               Hong Kong             Fossil (East) Limited                60

Trylink International, Ltd.                   Hong Kong             Fossil (East) Limited                51

Fossil Trading, Ltd                           Hong Kong             Fossil (East) Limited               100

Fossil Singapore, Ltd.                        Singapore             Fossil (East) Limited                81

Design Time, Ltd.                             Hong Kong             Fossil (East) Limited                51

Fossil Europe GmbH                            Germany               Fossil Europe B.V.                  100

Fossil Italia, S.r.l.                         Italy                 Fossil Europe B.V.                  100

Fossil France Eurl, S.a.r.l.                  France                Fossil Europe B.V.                  100

Fossil Spain, S.A.                            Spain                 Fossil Europe B.V.                  100

Fossil U.K. Ltd.                              United Kingdom        Fossil Europe B.V.                  100

Fossil Stores U.K. Ltd.                       United Kingdom        Fossil U.K. Ltd.                    100